SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x] Filed by a Party other than the Registrant [ ] Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Only (as permitted by Rule 14a-6(e) (2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Infocrossing, Inc.
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement no.:

     3)   Filing Party:

     4)   Date Filed:

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 22, 2001

                           --------------------------

The Annual Meeting of Stockholders will be held at 9:00A.M. on Friday, June 22, 2001, at the offices of the Company at 2 Christie Heights Street, Leonia, NJ 07605, for the following purposes:

1.       To elect three Directors of the Company for a three-year term;

2. To approve a proposal to amend the Company's Amended and Restated 1992 Stock Option and Stock Appreciation Rights Plan to limit the form of cashless exercise and increase the total number of shares of common stock for which options may be granted from 2,700,000 to 3,100,000; and

3.       To transact such other business as may properly come before the Annual
         Meeting.

Only stockholders of record at the close of business on May 17, 2001 will be entitled to vote at the Annual Meeting.


                     YOU ARE CORDIALLY INVITED TO ATTEND THE
                                ANNUAL MEETING.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.





                                   By order of the Board of Directors,



                                    Nicholas J. Letizia
                                    Secretary








May 18, 2001

                               INFOCROSSING, INC.
                            2 CHRISTIE HEIGHTS STREET
                            LEONIA, NEW JERSEY 07605
                                 (201) 840-4700
                          ----------------------------

                                 PROXY STATEMENT
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 22, 2001
                        --------------------------------

                               GENERAL INFORMATION

The enclosed Proxy is solicited on behalf of the Board of Directors of Infocrossing, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 9:00A.M. on Friday, June 22, 2001 (the "Meeting Date"), at the offices of the Company at 2 Christie Heights Street, Leonia, NJ 07605.

The authority granted by an executed Proxy may be revoked at any time before its use by (a) filing a written revocation with the Secretary of the Company, (b) submitting a new, duly-executed Proxy bearing a later date, or (c) voting in person at the Meeting. Shares represented by valid Proxies will be voted at the Meeting in accordance with the specifications in the Proxies.

If no specifications are made in otherwise properly executed Proxies, they will be voted (1) FOR the election of the Directors nominated by the Board and (2) FOR amending the Company's Amended and Restated 1992 Stock Option Plan and Stock Appreciation Rights Plan (the "Plan") to limit the form of cashless exercise and increase the total number of shares of common of stock for which options may be granted from 2,700,000 to 3,100,000.

Only stockholders of record at the close of business on May 17, 2001 (the "Record Date") will be entitled to vote at the Meeting, either in person or by Proxy. On the Record Date, the Company had outstanding 5,870,282 shares of common stock, $0.01 par value, each entitled to one vote. In addition, the Company had outstanding 157,377 shares of Redeemable 8% Series A Cumulative Convertible Participating Preferred Stock (the "Preferred Stock"). Each share of Preferred Stock is entitled to 10.95 votes, which is the number of common shares into which each share of the Preferred Stock is entitled to be converted on the Record Date. The common stock and the Preferred Stock are the Company's only classes of voting stock currently outstanding. A majority in interest of the outstanding voting stock, represented at the Meeting either in person or by Proxy, constitutes a quorum for the transaction of business.

As reported on a Form 8-K filed on September 29, 2000, the Company changed its year-end from October 31 to December 31. Unless otherwise noted, all information presented in this proxy reflects the twelve-month period ended December 31 of the year presented.

The Company will bear the cost of the solicitation of Proxies including, upon request, reimbursement of brokerage companies and other nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of common stock. In addition to the use of the mails, employees of the Company may devote part of their time to the solicitation of Proxies by telephone, telegraph, or in person, but no additional compensation will be paid to them.

The approximate date on which this Proxy Statement and accompanying Proxy are first being sent or given to stockholders is May 23, 2001.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of May 17, 2001 by (a) all current Directors of the Company, (b) the Chief Executive Officer and the four executive officers of the Company whose salary exceeded $100,000 in the most recent calendar year (together, the "Named Executives"), (c) all directors and executive officers as a group, and (d) any other person known by the Company to be the beneficial owner of more than 5% of its common stock. Beneficial ownership includes shares that the beneficial owner has the right to acquire within sixty days of the above date from the exercise of options, warrants, or similar obligations. If no address is shown, the address of the beneficial owner is in care of the Company.

               BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK
--------------------------------------------------------------------------------
                                           Number of Shares         Percentage
Name and Address of Beneficial Owner      Beneficially Owned         of Class
-------------------------------------   -----------------------   --------------
Zach Lonstein                           (1)         1,711,499         28.0%
-------------------------------------   ------ ----------------   --------------
Charles F. Auster                       (2)           868,446         14.7%
-------------------------------------   ------ ----------------   --------------
Robert B. Wallach                       (3)           483,932         7.6%
-------------------------------------   ------ ----------------   --------------
Tyler T. Zachem
DB Capital Partners, Inc.
130 Liberty Street - 25th Floor
New York, NY  10006                     (4)         2,502,583         29.7%
-------------------------------------   ------ ----------------   --------------
Frank L. Schiff
DB Capital Partners, Inc.
130 Liberty Street - 25th Floor
New York, NY  10006                     (4)         2,502,583         29.7%
-------------------------------------   ------ ----------------   --------------
Richard A. Keller
Sandler Capital Management
767 Fifth Avenue - 45th Floor
New York, NY  10153                     (5)         2,485,899         29.6%
-------------------------------------   ------ ----------------   --------------
Samantha McCuen
Sandler Capital Management
767 Fifth Avenue - 45th Floor
New York, NY  10153                     (5)         2,485,899         29.6%
-------------------------------------   ------ ----------------   --------------
Kathleen A. Perone
22 Ocean Drive Avenue
Monmouth Beach, NJ  07750               (6)            28,750           *
-------------------------------------   ------ ----------------   --------------
Warren Ousley
18 Wetherill Drive
Freehold, NJ  07728                                   196,204           *
-------------------------------------   ------ ----------------   --------------
Joseph Germanotta
135 West 70th Street - 1A
New York, NY  10023                     (7)           125,000           *
-------------------------------------   ------ ----------------   --------------
                            Continued on next page.

--------------------------------------------------------------------------------
                                           Number of Shares         Percentage
Name and Address of Beneficial Owner      Beneficially Owned         of Class
-------------------------------------   -----------------------   --------------
Michael B. Targoff
1330 Avenue of the Americas
New York, NY  10019                     (8)            25,000           *
-------------------------------------   ------ ----------------   --------------
All Directors and executive officers
    as a group (14 persons)             (9)         7,698,180         70.1%
-------------------------------------   ------ ----------------   --------------
DB Capital Partners, Inc.
130 Liberty Street
New York, NY  10006                     (4)         2,502,583         29.7%
-------------------------------------   ------ ----------------   --------------
Sandler Capital Management
767 Fifth Avenue
New York, NY  10153                     (5)         2,485,899         29.6%
-------------------------------------   ------ ----------------   --------------
Sandler Capital Partners V, L.P.
767 Fifth Avenue
New York, NY  10153                     (10)         1,615,500         21.5%
-------------------------------------   ------ ----------------   --------------
Sandler Capital Partners V FTE, L.P.
767 Fifth Avenue
New York, NY  10153                     (11)           661,850         10.1%
-------------------------------------   ------ ----------------   --------------
Cahill, Warnock Strategic Partners
    Fund, L.P.
One South Street - Suite 2150
Baltimore, MD  21202                    (12)           412,981         7.0%
-------------------------------------   ------ ----------------   --------------
Kern Capital Management, LLC
114 West 47th Street - Suite 1926
New York, NY  10036                                    363,900         6.2%
-------------------------------------   ------ ----------------   --------------
                                   *       Less than 1% of Class

(1)      Includes 197,707 shares of common stock issuable upon exercise of vested options held by Mr. Lonstein. Also includes 750,000 shares that are subject to options held by DB Capital Investors, L.P., Sandler Capital Management, and other parties to a private placement of securities (see "Certain Relationships and Related Transactions" below).
(2)      Includes 800,000 shares that vest at various times.  See "Agreements with Certain executive officers and Directors" below.
(3)      Includes 434,507 shares of common stock issuable upon exercise of vested options held by Mr. Wallach.
(4)      Includes 861,620 common shares issuable upon conversion of 78,688.5 shares of Preferred Stock, including accrued dividends thereon, 1,265,963 common shares issuable upon exercise of warrants, and 375,000 common shares which may be purchased from Mr. Lonstein subject to an option. (Continued on next page.)

(4) (Continued)        Messrs. Zachem and Schiff are Managing Directors of DB
                       Capital Partners, Inc., which is the General Partner of
                       DB Capital Partners, L.P., which in turn is the General
                       Partner of DB Capital Investors, L.P., the owner of the shares of the Preferred Stock, warrants, and option.
                       Messrs. Zachem and Schiff have shared voting and dispositive power over such Preferred Stock, warrants, and option noted above, and have disclaimed beneficial ownership for all of the shares beneficially owned by DB
                       Capital Investors, L.P., except as to the extent of their pecuniary interest therein. DB Capital Investors, L.P.
                       owns 50% of the outstanding shares of Preferred Stock.

(5)      Includes 855,876 common shares issuable upon conversion of 78,164 shares of Preferred Stock, including accrued dividends thereon, 1,257,523 common shares issuable upon exercise of warrants, and 372,500 common shares which may be purchased from Mr. Lonstein subject to options. Ms. McCuen and Mr. Keller are Managing Directors of Sandler Capital Management, which is the general partner of Sandler Investment Partners, L.P., which in turn is the general partner of four funds that collectively own the Preferred Stock, warrants, and options noted above. Ms. McCuen and Mr. Keller have shared voting and dispositive power over such Preferred Stock, warrants, and options. The four funds collectively own 49.7% of the outstanding shares of Preferred Stock.
(6)      Includes 28,750 shares of common stock issuable upon exercise of non-
                       qualified options held by Ms. Perone.
(7)      Includes 125,000 shares of common stock issuable upon exercise of vested options held by Mr. Germanotta.
(8)      Includes 25,000 shares of common stock issuable upon exercise of vested options held by Mr. Targoff.
(9)      Includes 1,717,496 common shares issuable upon conversion of 156,852 shares of Preferred Stock, including accrued dividends thereon, and 2,523,486 common shares issuable upon exercise of warrants over which four directors exercise shared control. Also includes 829,331 shares of common stock issuable upon exercise of options collectively held by the directors and executive officers of the Company.
(10)     Includes 556,204 common shares issuable upon conversion of 50,796 shares of the Preferred Stock, including accrued dividends thereon, 1,265,963 common shares issuable upon exercise of warrants, and 242,075 common shares which may be purchased from Mr. Lonstein subject to an option.
(11)     Includes 227,870 common shares issuable upon conversion of 20,810 shares of Preferred Stock, including accrued dividends thereon, 1,257,523 common shares issuable upon exercise of warrants, and 99,175 common shares which may be purchased from Mr. Lonstein subject to an option.
(12)     Includes 8,121 common shares issuable upon exercise of warrants.

                       PROPOSAL I - ELECTION OF DIRECTORS

Pursuant to a Stockholders' Agreement, the Board of Directors has fixed the number of Directors at ten. The Board is divided into three classes. On May 10, 2000, following the consummation of a private placement of $60 million of securities approved by thestockholders at last year's Annual Meeting (see "Certain Relationships and Related Party Transactions" below), Messrs Waltman, Lynaugh, DaPuzzo, Platt, and Wallach resigned from the Board, and Ms. McCuen and Messrs. Zachem, Lee, and Schiff were elected as Directors by the Board. Mr. Ousley resigned from the Board in February 2001. Mr. Lonstein has the authority under the Stockholders' Agreement to name a replacement for Mr. Ousley, but has
so far declined to do so.   Mr. Schiff and Ms. McCuen were elected as Class A
Directors, whose terms expire in 2002. Messrs. Zachem and Lee were elected as Class C Directors, whose terms expire in 2003. Mr. Auster was elected as a Class B Director in June 2000. Ms. Perone was elected as a Class B Director in September 2000. Mr. Lee resigned in April 2001. Mr. Keller was elected as a Class C Director in April 2001. Mr. Targoff was elected as a Class B Director in May 2001. One additional Class C Director remains to be named. At this Meeting, Class B directors will be elected.

The persons named in the table below are the Class B directors nominated for election at the Meeting, each to serve a three-year term or until their respective successors are duly elected and qualified. Each has consented to being named a nominee in this Proxy Statement and has agreed to serve as a Director if elected at the Meeting. Unless otherwise indicated, the persons named in the Proxy intend to vote their shares for the election of these nominees. Pursuant to a Stockholders' Agreement, Messrs. Zachem, Keller, Schiff, and Lonstein and Ms. McCuen have agreed that each party will vote his shares to elect the slate of Directors nominated by the Board. If any nominee becomes unable to serve prior to the Meeting, Proxies will be voted for such other candidates as may be nominated by the Board of Directors.

Directors will be elected by a plurality of the votes properly cast at the meeting. Abstentions and broker non-votes will not be treated as votes cast for this purpose.
                                                                   DIRECTOR
NAME                  POSITIONS WITH THE COMPANY        AGE         SINCE
-------------------   ------------------------------   ------   --------------

Charles F. Auster     President, CEO, and Director       49          2000

Kathleen A. Perone    Director                           47          2000

Michael B. Targoff    Director                           56          2001

The name, principal occupation with the Company, and certain information concerning each of the Directors and executive officers of the Company are set forth in the table below. Also set forth following the table is certain additional information regarding each individual's business experience.

                                                                                          DIRECTOR         TERM
NAME                        POSITIONS WITH THE COMPANY                          AGE         SINCE         EXPIRES
------------------------    --------------------------------------------       ------    ------------    -----------
Zach Lonstein               Chairman of the Board of Directors                  57          1984            2002
Charles F. Auster           Chief Executive Officer & President                 49          2000            2001
Robert B. Wallach           Chief Operating Officer                             62            -              -
Nicholas J. Letizia         Senior Vice President, General Counsel & Secretary  49            -              -
William B. Fischer          Senior Vice President & Chief Financial Officer     50            -              -
John C. Platt               Vice President & Treasurer                          47            -              -
Richard A. Keller           Director                                            36          2001            2003
Tyler T. Zachem             Director                                            34          2000            2003
Samantha McCuen             Director                                            32          2000            2002
Frank L. Schiff             Director                                            41          2000            2002
Kathleen A. Perone          Director                                            47          2000            2001
Michael B. Targoff          Director                                            56          2001            2001

ZACH LONSTEIN has been the Company's Chairman of the Board since he organized the Company in 1984, Chief Executive Officer from 1984 through June 2000, and President from 1984 to May 1996. From 1981 to 1984, Mr. Lonstein was Vice President and General Manager of the Commercial On-Line division of Informatics General Corporation ("Informatics" subsequently renamed Sterling Federal Systems, Inc.), a computer software and services company listed on the New York Stock Exchange. In 1970, Mr. Lonstein was a founder and President of Transportation Computing Services Corp. ("TCS"). In 1981, TCS was sold to Informatics. The Company purchased the Commercial On-Line division of Informatics in 1984.

CHARLES F. AUSTER joined the Company as its President and Chief Executive Officer in June 2000. He also was elected as a Director of the Company by the Board of Directors in June 2000. From February 1998 until June 2000, Mr. Auster was Executive Vice President, Chief Operating Officer, and a member of the board of directors of Ixnet, Ltd., ("Ixnet") an international provider of network communications services. Previously, Mr. Auster was President, Chief Executive Officer, and a member of the board of directors of Voyager Networks, Inc., a New York based server hosting and data networking company. Mr. Auster is currently the Chairman of the Board of Trustees of the L'Enfant Trust, a tax exempt organization based in Washington, D.C. He also is a member of the boards of directors of Broadbeam, Inc., NextSet Software, Inc., and (through March 2001) NetCruise.com. Mr. Auster is a member of the Bar in both the District of Columbia and the Commonwealth of Virginia.

ROBERT B. WALLACH joined the Company in June 1995, was President from May 1996 until June 2000, and a Director of the Company from 1992 until May 2000. In June 2000, he became President of the Company's Managed Services Division. In April 2001, he was named Chief Operating Officer of the Company. Prior to June 1995, he was sole proprietor of Horizons Associates, a consulting firm he founded in 1985. Mr. Wallach has more than 20 years of operating experience including senior management positions with Boeing Computer Services, Informatics, and, the Financial Information Services Group/Strategic Information division of Ziff Communications.

NICHOLAS J. LETIZIA joined the Company as Chief Financial Officer and Secretary in November 1998. On April 16, 2001, Mr. Letizia ceased being the Company's Chief Financial Officer and was named to the new position of Senior Vice President and General Counsel. Prior to joining Infocrossing, he was Chief Financial Officer of InterEquity Capital Corporation, the general partner of a Small Business Investment Company. Before joining InterEquity in November 1997, he was Vice President of, and later a consultant to, Helmstar Group, Inc. from 1987 until November 1997. His employment experience also includes professional positions with Arthur Andersen & Co. and Donaldson, Lufkin & Jenrette. Mr. Letizia is a Certified Public Accountant and a member of the New Jersey Bar.

WILLIAM B. FISCHER was named Chief Financial Officer of the Company on April 16, 2001. From July 1999 until joining the Company, Mr. Fischer was Chief Financial Officer of Index Stock Imagery Inc., a privately held stock photography agency licensing digital imagery largely over the Internet. Previously, from November 1997, Mr. Fischer was Vice President and Controller of ICON CMT, an Internet solutions provider, which, subsequent to its initial public offering, was acquired by Qwest Communications International, Inc. and operated as Qwest Internet Solutions. Before such time, Mr. Fischer served as Chief Financial Officer of Electronic Retailing Systems International Inc., a publicly traded manufacturer of computerized pricing and merchandising systems used in the supermarket industry, which he joined in April 1994. His previous employers include Price Waterhouse (now PricewaterhouseCoopers) where he was Senior Manager, and GTE Corporation (now Verizon Communications) where he served as Director of Financial Accounting Policies. Mr. Fischer is a Certified Public Accountant.

JOHN C. PLATT has been an employee of the Company since it was founded in 1984, and has been a Vice President of the Company since 1986, its Treasurer beginning in 1992, and a Director from 1996 until May 2000. Prior to 1984, Mr. Platt held various positions with Informatics and TCS.

RICHARD A. KELLER was elected a Director of the Company by the Board of Directors in April 2001. Mr. Keller has been Managing Director of Sandler Capital Management since June 2000. From February 1996 until March 2000,
Mr. Keller was a partner of Chartwell Investments, a private equity investment firm. Mr. Keller's prior professional experience includes positions as an investment banker with Merrill Lynch & Co. and as an attorney with the firm of Davis Polk & Wardwell.

TYLER T. ZACHEM was elected a Director of the Company by the Board of Directors in May 2000. Since June 1999, Mr. Zachem has been Managing Director of DB Capital Partners, Inc. From July 1993 through June 1999, Mr. Zachem was a partner in the firm of McCown, DeLeeuw & Company, a venture capital firm.

SAMANTHA MCCUEN was elected a Director of the Company by the Board of Directors in May 2000. Ms. McCuen joined Sandler Capital Management in January 1996, and has been Managing Director since January 2000. Prior to January 1996, Ms. McCuen held both equity research and investment banking positions at Morgan Stanley Dean Witter, an investment banking firm. Ms. McCuen is also a member of the board of Register.com.

FRANK L. SCHIFF was elected a Director of the Company by the Board of Directors in May 2000. Since September 1999, Mr. Schiff has been Managing Director of DB Capital Partners, Inc. In September 1999, Mr. Schiff resigned as a partner of the law firm of White & Case, LLP. He had joined White & Case in 1984.

KATHLEEN A. PERONE was elected a Director of the Company by the Board of Directors in September 2000. Beginning in April 2000, Ms. Perone has been Managing Director of Acappella Ventures LLC, a Delaware limited liability corporation, which invests in early stage telecommunications and technology enterprises. From January 1998 through March 2000, Ms. Perone was employed by Denver-based Level3 Communications, LLC, most recently in the position of President - North American Operations. Prior to 1998, Ms. Perone held various positions with MFS Communications (now WorldCom), including President - Global Services Division and President - Telecom East. Ms. Perone is also a member of the board of directors of Focal Communications Corp.

MICHAEL B. TARGOFF was elected a Director of the Company by the Board of Directors in May 2001. Mr. Targoff is the owner of Michael B. Targoff & Co., a company he founded in January 1998 that seeks active or controlling investments in telecommunications and related industry early stage companies. Also, he is CEO and 49% shareholder of ProntoCast, LLC, a company formed to acquire, launch and operate a Mexican telecommunications satellite. From January 1996 through January 1998 Mr. Targoff was president and chief operating officer of Loral Space and Communications Ltd. Mr. Targoff had been senior vice president of Loral Corporation prior to the combination of Loral's defense electronics and systems integration businesses with Lockheed Martin in 1996. Mr. Targoff is a director and chairman of the audit committee for both Globalstar Telecommunications Limited and Leap Wireless International, Inc.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held seven meetings during the twelve months ended December 31, 2000 and took four actions by unanimous written consent. The Company has standing Executive, Audit, and Options and Compensation Committees of the Board of Directors. The Company does not have a nominating committee. During the twelve months ended December 31, 2000 (or for such shorter period during which they served) all Directors attended at least 75% of the meetings of the Board of Directors and the meetings of the committees on which they served except Messrs. Ousley and Lee.

The Executive Committee was formed in July 2000 and may act with the authority of the Board except that it may not (i) submit any matter to a vote of the stockholders, (ii) fill any Board vacancies, (iii) set any compensation for Board members, and (iv) amend or repeal the By-Laws or any Board resolution which by its terms may not be so amended or repealed. The Executive Committee consisted of Messrs. Lonstein, Auster, and Zachem, and, until April 23, 2001, Mr. Lee. The Executive Committee met once in the twelve months ended December 31, 2000.

The Audit Committee consists of Directors who are not employees of the Company. For the portion of the year from January through May 2000, the Audit Committee members were Messrs. Lynaugh and Waltman. From July 2000 through the end of the year, the Audit Committee consisted of Messrs Zachem, Lee, and Schiff and Ms. McCuen. Ms. Perone was added to the Audit Committee in September 2000. The Audit Committee met once in December 2000. Beginning in June 2001, the Audit Committee will consist of Ms. Perone, Mr. Targoff , and an additional independent member of the Board of Directors. The Board of Directors has undertaken to fill the vacancy on the Board and the Audit Committee with such additional independent Director by December 31, 2001. At such time, the members of the Audit Committee will be deemed independent as defined in the listing standards of the National Association of Securities Dealers.

In June 2000, the Board of Directors adopted a Charter pursuant to requirements of the Securities and Exchange Commission. This Charter is attached herewith as Appendix A. The Audit Committee may meet periodically with management and the Company's independent certified public accountants to discuss their evaluation of internal accounting controls, the quality of financial reporting, and related matters. The independent auditors have free access to members of the Audit Committee without the presence of management, if necessary, to discuss the results of their audits. The Board of Directors, subject to the recommendation of the Audit Committee, may approve the extent of non-audit services provided by the independent auditors, giving due consideration to the impact of those services on the auditors' independence. The report of the Audit Committee appears on page 20.

Until May 2000, the Board had a separate Options Committee, consisting of two Directors (Messrs. Lynaugh and Waltman) who were not employees of the Company, which administered the Company's Amended and Restated 1992 Stock Option and Stock Appreciation Rights Plan. In July 2000, the Options Committee was merged with the Compensation Committee. The Compensation Committee of the Board of Directors consisted of Messrs. Lonstein, Wallach, Lynaugh, and Waltman until May 2000. (Messrs. Lonstein and Wallach are executive officers of the Company. Messrs. Waltman and Lynaugh were non-employee Directors.) Beginning in July 2000, the Options and Compensation Committee members were Ms. McCuen and Messrs. Zachem, Schiff, and Lee. Ms. McCuen and Messrs. Zachem, Schiff, and Lee are non-employee directors who are also Managing Directors of affiliates of organizations that have an investment in the Company (See "Certain Relationships and Related Party Transactions" below). The Board may also delegate the authority to the Options and Compensation Committee to negotiate contracts with certain employees. The Options and Compensation Committee met once during twelve months ended December 31, 2000 and took two actions by written consent.

OPTIONS AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Options and Compensation Committee of the Board of Directors of the Company is composed of four non-employee directors. It is responsible for, among other matters, establishing policies applicable to the compensation of the Company's executive officers and reporting on such policies to the Board of Directors and stockholders; determining the salaries, incentive compensation and other remuneration of executive officers of the Company who are directors; and reviewing salaries, compensation and remuneration for all other officers of the Company. The Committee regularly reviews the effectiveness of the Company's executive compensation practices and revises them as appropriate. A report on the compensation philosophy of the Committee and its executive compensation activities during the twelve months ended December 31, 2000 appears on page 14.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Summary Compensation Table below includes, for each of the twelve-month periods ended December 31, 2000, 1999, and 1998, individual compensation for services to the Company and its subsidiaries as paid to the Named Executives.

                                                       SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------------
                                               Annual Compensation                    Long Term Compensation          All Other
                                                                                               Awards              Compensation ($)
                                   --------------------------------------------- ---------------------------------
Name and                                                                                            Securities
Principal Position at                                            Other Annual      Restricted       Underlying
December 2000 *            Year     Salary ($)      Bonus ($)   Compensation ($) Stock Awards (#) Options/SARS ($)
------------------------ --------- ------------ --------------- ---------------- ---------------- ---------------- -----------------
Zach Lonstein              2000       $386,979     $175,000(a)       $23,081(c)         -                  300            -
Chairman                   1999        242,788       72,519(b)        39,637(c)         -              175,200            $5,000(d)
                           1998        299,250       75,000           33,860(c)         -               25,000            30,000(d)
------------------------ --------- ------------ --------------- ---------------- ---------------- ---------------- -----------------
Charles Auster             2000        203,125       75,000(a)         -              800,000(e)         -             1,677,083(f)
CEO/President              1999         -             -                -                -                -                -
                           1998         -             -                -                -                -                -
------------------------ --------- ------------ --------------- ---------------- ---------------- ---------------- -----------------
Robert Wallach             2000        394,792       50,000(a)         -                -                   50            -
Chief Operating Officer    1999        275,459        -                -                -              150,000            -
                           1998        225,338      100,000            -                -              150,000            -
------------------------ --------- ------------ --------------- ---------------- ---------------- ---------------- -----------------
Warren Ousley              2000        201,420        -              300,000(g)         -                -                -
Subsidiary                 1999        268,560        -                -                -                   50            -
President                  1998         -             -                -                -                -                -
------------------------ --------- ------------ --------------- ---------------- ---------------- ---------------- -----------------
Joseph Germanotta          2000        196,626        -               78,863(g)         -               50,000            -
Subsidiary                 1999         -             -                -                -              200,000(h)        100,845(i)
President                  1998         -             -                -                -                -                -
------------------------ --------- ------------ --------------- ---------------- ---------------- ---------------- -----------------

* Or date of resignation. Mr. Ousley resigned as an officer in September 2000. Mr. Germanotta resigned in October 2000.

(a)      Bonus earned in 2000, paid in January 2001.

(b) Bonus earned in the Company's then fiscal year ended October 31, 1999 and paid in February 2000.

(c)      Includes $8,818, $31,075, and $24,910 in 2000, 1999, and 1998,
         respectively, relating to a Company-provided vehicle and related expenses incurred for both business and personal use, and $14,263, $8,562, and $8,050 in 2000, 1999, and 1998, respectively, paid for a health club membership (See "Employment Agreements with Named Executive Officers" below).

(d) Fee relating to Mr. Lonstein's guarantee of the Company's obligations in connection with the purchase of MCC Corporation. (See "Certain Relationships and Related Transactions" below).

(e)      See "Employment Agreements with Named Executive Officers" below.

(f) Amortization of the market value of the Restricted Stock Award (See "Employment Agreements with Named Executive Officers" below).

(g)      Severance determined and paid subsequent to December 31, 2000.

(h) 125,000 options were forfeited as a result of Mr. Germanotta's resignation (See "Employment Agreements with Named Executive Officers" below).

(i) For services rendered as a consultant to the Company prior to becoming an employee.

The Named Executives may participate in certain group life, health, and other non-cash benefit plans, which are generally available to all Company employees. The Company also maintained 401(k) Savings Plans covering all eligible employees who have attained the age of 21 years and worked at least 1,000 hours in a one-year period. The Company may make matching contributions at the discretion of the Board of Directors. For the twelve-month periods ended December 31, 2000, 1999, and 1998, the Company did not make any matching contributions.

The following table sets forth, for the Chief Executive Officer and the Named Executives, all grants of stock options made during the year ended December 31, 2000. Named Executives not listed did not receive grants of stock options during the period. The Company did not award any stock appreciation rights or reprice any stock options during the twelve months ended December 31, 2000.

           OPTION GRANTS IN THE TWELVE MONTHS ENDED DECEMBER 31, 2000
----------------------------------------------------------------------------------------------------------------------------------
                             NUMBER OF        % OF TOTAL
                             SECURITIES         OPTIONS                                              POTENTIAL REALIZABLE VALUE
                             UNDERLYING       GRANTED TO        EXERCISE                             AT ASSUMED ANNUAL RATES OF
                              OPTIONS        EMPLOYEES IN         PRICE                             STOCK PRICE APPRECIATION FOR
NAME                          GRANTED         THE PERIOD        ($/SHARE)      EXPIRATION DATE               OPTION TERM
-----------------------     -------------    --------------    ------------    -----------------    ------------------------------
                                                                                                          5%              10%
                                                                                                    -------------    -------------
Zach Lonstein                  300 (1)             -               $ 6.53       Dec. 21, 2005               $315             $910
Robert Wallach                  50 (1)             -                 5.94       Dec. 21, 2010                187              473
Joseph Germanotta           50,000 (2)            6%                12.00       Oct. 06, 2001             41,400          101,050

(1)      Became exercisable on December 22, 2000
(2) Became exercisable as to 25,000 shares on December 1, 1999. One-half of the remaining shares underlying the option would have become exercisable on December 1, 2000 and the other half on December 1, 2001. In connection with the termination of the employment agreement with Mr. Germanotta, this entire option became exercisable as of October 6, 2000, the date of his resignation. This option expires on October 6, 2001.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

The following table contains information concerning the stock options held by the Chief Executive Officer and the Named Executives during the year ended December 31, 2000. No stock appreciation rights have been granted by the Company.

                      AGGREGATED OPTION EXERCISES DURING THE TWELVE MONTHS ENDED DECEMBER 31, 2000
                                               AND YEAR-END OPTION VALUES
--------------------------------------------------------------------------------------------------------------------------
                           Securities Received from             Number of Securities
                          Exercise of Options during           Underlying Unexercised            Value of Unexercised
                           the Twelve Months ended             Options at December 31,         In-the-Money Options at
                              December 31, 2000                       2000 (#)                December 31, 2000 ($) (2)
                        -------------------------------      ----------------------------    -----------------------------
                                           Net Value
                           Number of        Received                              Un-                              Un-
Name                         Shares          ($)(1)           Exercisable     Exercisable     Exercisable      Exercisable
-----------------------    -----------    -------------      -------------    -----------    -------------     -----------
Zach Lonstein                  20,392     $ 494,500 (3)            178,538         71,662    $      70,349     $    10,314
Robert Wallach                 50,000     1,956,250                375,338        101,662          459,094            -
Joseph Germanotta                -             -                   125,000           -                -               -
Warren Ousley                      50        543                      -              -                -               -

(1) The amount shown represents the aggregate excess of the market value of the shares of common stock as of the date of the exercise over the exercise price paid.
(2) The amounts shown represent the aggregate excess of the market value of in-the-money shares of common stock underlying options at December 31, 2000 over the exercise price of those options.
(3) This option for 25,000 shares was paid by the surrender of 4,608 shares, the market price of which on the date of exercise approximated the exercise amount of the option. The difference was paid in cash.


COMPENSATION OF DIRECTORS

Members of the Board of Directors who are not full-time employees of the Company are granted non-qualified options to purchase 1,250 shares of the Company's common stock for each meeting attended. When elected as a Director, Ms. Perone and Mr. Targoff each received an option to purchase 25,000 shares of the Company's common stock. Employees of the Company who are also Directors, and Directors who are also affiliates of the funds that have invested in the Company, do not receive compensation for their service as Directors.


EMPLOYMENT AGREEMENTS WITH THE NAMED EXECUTIVE OFFICERS,
TERMINATION OF AGREEMENTS

On June 15, 2000, the Company and Mr. Auster entered into an employment agreement for a term of two years, with automatic two-year renewals. Pursuant to this agreement, Mr. Auster serves as Chief Executive Officer and President at an annual salary of $375,000. Annual increases and bonuses (up to $187,500 per year) may be provided at the discretion of the Company's Board of Directors. The employment agreement also provides for an award of 800,000 restricted shares of common stock. Such award vests at various times during the period ending June 15, 2004. The value of these restricted shares ($11,500,000 on the grant date of June 15, 2000) is being amortized ratably over the four-year vesting schedule. At the same time, Mr. Auster also purchased 68,446 shares of common stock from the Company at $14.61 per share. In connection with the restricted stock award, the Company agreed to lend Mr. Auster a sum of money equal to 50 percent of any such tax payable as a result of such an election under Section 83(b) of the Internal Revenue Code of 1986 with respect to the restricted shares, and any such loan shall bear interest at the rate specified by Section 1274 of the Internal Revenue Code of 1986 and, subject to certain conditions, shall be payable at the time and to the extent that Mr. Auster sells or otherwise transfers or obtains liquidity with respect to the restricted shares. The Company loaned Mr. Auster $1,877,832 through April 2000 pursuant to the foregoing provision of the agreement. The agreement also provides that the Company shall nominate Mr. Auster to serve on the Company's Board of Directors.

Effective as of November 1, 1999, Mr. Lonstein and the Company entered into an employment agreement with a three-year term with automatic one-year extensions. This agreement provides for an annual salary of $375,000 with increases in the second and third years of at least 5% per annum. The Options and Compensation Committee of the Board of Directors may provide for a greater annual increase and will set the parameters for the bonus calculation. The agreement also provides for a grant of a nonqualified option to purchase 150,000 shares of the Company's common stock at an exercise price equal to the market value of the stock on November 1, 1999, in accordance with the Plan. In addition, the agreement requires that the Company provide Mr. Lonstein a current model automobile, pay for all repairs, maintenance, and related expenses, and also purchase a health club membership for Mr. Lonstein and pay related expenses. The agreement also provides that the Company shall nominate Mr. Lonstein to serve as the Chairman of the Company's Board of Directors.

Effective as of November 1, 1999, Mr. Wallach and the Company entered into an employment agreement with a three-year term with automatic one-year extensions. This agreement provides for an annual salary of $375,000 with increases in the second and third years of at least 5% per annum. The Options and Compensation Committee of the Board of Directors may provide for a greater annual increase and will set the parameters for the bonus calculation. The agreement also provides for a grant of a non-qualified option to purchase 150,000 shares of the Company's common stock at an exercise price equal to the market value of the stock on November 10, 1999, in accordance with the Plan. In addition, the agreement requires that the Company provide Mr. Wallach a current model automobile; pay for all repairs, maintenance and related expenses; and purchase a health club membership for Mr. Wallach and pay related expenses.

On December 18, 1998, a subsidiary of the Company purchased certain assets and the business of Enterprise Technology Group, Incorporated ("Enterprise") for $4,000,000 in cash and 300,000 shares of the Company's common stock. Certain additional consideration in the form of cash and common stock may have been payable, at various times, based upon the future performance of the acquired business over the period ending December 31, 2001. On February 22, 2000, the Company issued an additional 36,472 shares of its common stock to Enterprise in accordance with this provision. Mr. Ousley is a majority stockholder of Enterprise and receives a proportionate share of any consideration paid.

The purchase agreement also provided that Mr. Ousley should be appointed to the Company's Board of Directors, subject to the approval thereof, and further that he should be a nominee for Director, provided he is an employee of the Company or any of its subsidiaries, for each of the three years following the closing of the purchase. Messrs. Lonstein and Wallach agreed to vote their shares for his election.

In an amendment to the purchase agreement concluded in February 2001, Enterprise agreed to accept a warrant to purchase 65,000 shares of the Company's common stock in full satisfaction of any remaining potential contingent consideration. This warrant vests with respect to 21,667 shares on September 16, 2001, and the remaining 43,333 shares vest monthly in equal amounts over the succeeding twenty-four months.

Mr. Ousley was employed as the President of ETG, Inc., a subsidiary of the Company, pursuant to an employment agreement. This agreement, which had a scheduled expiration date of November 30, 2001, provided for an annual salary of $268,000 with increases and annual bonuses to be determined by the Board of Directors. The non-competition provisions of the agreement extended for one year after the termination of the agreement. In June 2000, Mr. Ousley also assumed the responsibilities of President of the Global Hosting and Engineering Division of the Company. Effective as of September 2000, Mr. Ousley resigned as an officer of the Company and ETG, Inc., and he resigned as a Director on February 1, 2001. In settlement of his employment agreement, the Company agreed to pay Mr. Ousley a total of $300,000 in varying amounts and at various times over the period ending September 2001.

Mr. Germanotta was employed subject to an employment agreement dated November 15, 1999, expiring on November 30, 2001. This agreement provided for an annual salary of $225,000 with increases and annual bonuses to be determined by the Board of Directors. The agreement also called for options to purchase 50,000 shares of the Company's common stock, and, pursuant to an amendment in May 2000, an additional option to purchase 200,000 shares of the Company's common stock. In June 2000, Mr. Germanotta became President of the Company's Internet Data Center Division. Mr. Germanotta resigned in October 2000. In December 2000, Mr. Germanotta and the Company entered into an agreement in settlement of Mr. Germanotta's employment agreement whereby the Company agreed to pay approximately $79,000 at various times through March 2001. The Company also agreed to accelerate the vesting of an option to purchase 25,000 shares of common stock that would have otherwise been forfeited. The remaining option for 125,000 shares was forfeited.


REPORT ON EXECUTIVE COMPENSATION

The Options and Compensation Committee of the Board of Directors administers the compensation of the executive officers of the Company. During the twelve months ended December 31, 2000, the Options and Compensation Committee was composed of four directors who were not employed by the Company. The Options and Compensation Committee's recommendations are subject to approval by the full Board. The following report is submitted by the Options and Compensation Committee regarding compensation paid during the twelve months ended December 31, 2000.

The Company's compensation policies are designed to attract, motivate, and retain superior talent to enable the Company to achieve its business objectives and to align the financial interest of the executive officers with the stockholders of the Company.

The compensation of executive officers consists of base compensation, participation in benefit plans generally available to employees, and in some instances, bonuses and/or options. In setting compensation, the Options and Compensation Committee strives to maintain base compensation for the Company's executive officers at levels which the Committee, based on its experience, believes are competitive with the compensation of comparable executive officers in similarly situated companies while relying upon stock options and the bonus plan to provide significant performance incentives.

Executive officers are eligible to participate in a bonus plan. Awards under the bonus plan are determined by the Options and Compensation Committee. The Options and Compensation Committee relies significantly upon the recommendation of the Chief Executive Officer with respect to the bonus to be awarded to the other executive officers. The executive officers, as well as other key employees, may receive discretionary bonuses based upon a subjective evaluation of the performance of the Company and their contributions to the Company. Each of the executive officers and certain key employees are eligible to receive awards under the Amended and Restated 1992 Stock Option and Stock Appreciation Rights Plan. The Plan will be used to align a portion of the officers' compensation with the stockholders' interest and the long term success of the Company. In determining the number of options to be granted to each executive officer, the Options and Compensation Committee reviews the recommendations provided by the Chief Executive Officer with respect to the executive officers other than the Chief Executive Officer and makes a subjective determination regarding those recommendations.

The Compensation paid by the Company to its Named Executive Officers for the twelve months ended December 31, 2000 was based upon employment agreements negotiated with each of the Named Executive Officers. The Options and Compensation Committee has not conducted any surveys of compensation packages of executive officers in comparable companies, but believes, based on the individual experience of its members, that the compensation package for each Named Executive Officer for the twelve-month period ended December 31, 2000 was reasonable based upon each executive officer's experience, level of responsibility, and the contributions made and expected to be made by each to the Company. See "Employment Agreements" for a description of the employment agreements.

Options and Compensation Committee

David C. Lee
Samantha McCuen
Frank L. Schiff
Tyler T. Zachem


CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On April 7, 2000, the Company entered into a Securities Purchase Agreement providing for a group of investors to purchase $60 million of the Company's securities in a private placement. The transaction was approved by the Company's stockholders at the Annual Meeting of Stockholders held on May 8, 2000.

The private placement transaction closed on May 10, 2000. The Company issued 157,377 shares of Preferred Stock and warrants to purchase 2,531,926 shares of the Company's common stock at an exercise price of $0.01 per share. The Company received $58,430,596 after payment of issuance costs and related legal fees.

The Company primarily will use the net proceeds from this transaction to pursue its business plan of expanding its managed services activities through its own Internet Data Centers and Managed Service Centers as well as at customer locations. The Company also repaid debt having an aggregate principal balance of $5 million from these proceeds.

As of March 31, 2001, Mr. Lonstein was indebted to the Company in the amount of $71,930. This indebtedness is payable on demand and bears interest at the prime rate of interest plus 1% per annum.

As of March 31, 2001, Mr. Wallach was indebted to the Company in the amount of $78,121. This indebtedness is payable on demand and bears interest at the prime rate of interest.

As compensation for providing a personal guarantee of certain acquisition indebtedness in connection with the acquisition of MCC Corporation by the Company in 1995, Mr. Lonstein was granted an annual fee of 3% of the $1,000,000 original value of that guarantee for the period during which the guarantee remains in effect. That fee was paid in the form of a monthly reduction in his indebtedness to the Company. On February 1, 1999, the Company made the final payment on that indebtedness, and Mr. Lonstein's guarantee terminated as of that date.

As of March 31, 2001, Mr. Auster was indebted to the Company in the amount of $1,309,984. In April 2001, the Company advanced $586,832 to Mr. Auster. The advances were made, pursuant to his employment agreement, in the amount of 50% of Mr. Auster's tax liability relating to a restricted stock award (See "Employment Agreements with the Named Executive Officers" above). This indebtedness bears interest at the rate specified by Section 1274 of the Internal Revenue Code of 1986 and, subject to certain conditions, shall be repayable at the time and to the extent that Mr. Auster sells or otherwise transfers or obtains liquidity with respect to the restricted shares.


STOCK PERFORMANCE GRAPH

The accompanying graph compares cumulative total stockholder return on the Company's common stock with the NASDAQ Domestic Stock Index and the NASDAQ Computer and Data Processing Services Index (SIC Code 737). The graph assumes that $100 was invested in the Company's stock and each index on December 31, 1995.

             [GRAPH APPEARS HERE]
                                       STOCKHOLDER RETURN
                                        AS OF DECEMBER 31,
                        1995     1996     1997     1998      1999     2000

Company Common Stock    $100     $ 82     $235     $225      $594     $144

NASDAQ Domestic Index    100      123      151      212       395      238

NASDAQ Computer and
  Data Processing
  Services Index         100      123      152      270       594      275

 PROPOSAL II - APPROVAL OF THE AMENDMENTS TO THE COMPANY'S RESTATED AND AMENDED
   1992 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN INCLUDING AN INCREASE
                  IN THE NUMBER OF SHARES AVAILABLE FOR GRANT
       -----------------------------------------------------------------

On April 3, 2001, the Board of Directors adopted a resolution, subject to stockholder approval, to amend the Revised and Restated 1992 Stock Option and Stock Appreciation Rights Plan (the "Plan") to limit the form of cashless exercise, and to increase the number of shares available for grant under the Plan from 2,700,000 to 3,100,000. The proposed amendment would permit a holder of a vested stock option to exercise by paying the exercise price with (a) cash;
(b) shares having a market value at least equal to the exercise price of the option; (c) the proceeds of a loan from an independent broker-dealer whereby the loan is secured by the option or the stock to be received upon exercise; or (d) any combination of the foregoing. The amendment will eliminate a type of cashless exercise whereby the option holder would forfeit unexercised vested options and use the difference between the fair market value of the underlying shares and the exercise price of the options forfeited as payment of the exercise price.

The Board of Directors believes that stock options are valuable tools for the recruitment, retention, and motivation of qualified employees, including officers and other persons who can materially contribute to the Company's success. As of the Record Date, approximately 332,400 shares remained available and the Company has agreed to grant options for an additional 67,500 shares at various times and subject to certain conditions. Further, the Company may wish to make additional grants to existing employees, new employees gained through normal growth or future business acquisitions (although the Company has no definitive plans for any such acquisitions at this time), or for other purposes. The Board of Directors believes that it is important to have additional shares available under the Plan to provide adequate incentives to the Company's workforce.

The material features of the Plan, including the proposed increase, are outlined below.

The affirmative vote of the holders of a plurality of the shares of common stock voting at the Meeting, in person or by proxy, is necessary for approval of the amendments to the Plan and, unless this vote is received, the amendments to the Plan, including the increase in the number of options available for grant, will not become effective. Abstentions and broker non-votes will not be treated as votes cast against Proposal II.

PURPOSE OF PLAN

The purpose of the Plan is to provide incentives to selected directors, officers, employees, and consultants of the Company and its subsidiaries, by providing them with the opportunity to realize stock appreciation, by facilitating stock ownership, and by rewarding them for achieving a high level of corporate performance. The Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability.

ADMINISTRATION

The Plan is administered by the Options and Compensation Committee appointed by the Company's Board of Directors. Except with respect to options granted to non-employee Directors, the Options and Compensation Committee has the exclusive power to grant options under the Plan and to determine when and to whom options will be granted, and the form, amount and other terms and conditions of each grant, subject to the provisions of the Plan. The Options and Compensation Committee has the authority to interpret the Plan and any grant or agreement made under the Plan.

ELIGIBILITY

The Plan provides for grants to all employees of the Company and its subsidiaries of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and for grants of non-qualified options to employees, officers, directors and consultants of the Company and its subsidiaries. Additionally, the Plan provides that each unaffiliated Director shall automatically be granted a stock option covering 1,250 shares for each meeting of the Board of Directors attended by that director.

TYPES OF GRANTS

The Company has discretion to determine whether an option grant shall be an incentive stock option or a non-qualified option. Subject to certain restrictions applicable to incentive stock options, options will be exercisable by the recipients at those times as are determined by the Options and Compensation Committee, but in no event may the term of an option be longer than ten years after the date of grant (five years with respect to an incentive option granted to an employee holding 10% or more of the Company's stock). Both incentive and non-qualified stock options may be granted to recipients at such exercise prices as the Options and Compensation Committee may determine, except that the exercise price of an incentive stock option shall not be less than 100% of the fair market value of the stock on the date of its grant (110% in the case of a grant to a 10% or greater stockholder) and the exercise price of a non-qualified option granted to a non-employee Director shall be the fair market value of the stock on the date of grant.

Before the effect of Proposal II, the purchase price payable upon exercise of options may be paid (1) in cash, (2) by delivering, subject to the approval of the Options and Compensation Committee, stock already owned by the holder (where the fair market value of the shares delivered on the date of exercise is equal to the option price of the stock being purchased), (3) by forfeiting options owned by the holder (where differences between the fair market value of the shares and the exercise price of the forfeited options is equal to the option price of the stock being purchased), or a combination of the foregoing. Proposal II would eliminate payment as described in (3) and allow payment with the proceeds of a loan from an independent broker-dealer whereby the loan is secured by the option or the stock to be received upon exercise.

TRANSFERABILITY

During the lifetime of an employee to whom an option has been granted, only the employee, or the employee's legal representative, may exercise an option. No options may be sold, assigned, transferred, exchanged or otherwise encumbered except to a successor in the event of an option holder's death.

STOCK APPRECIATION RIGHTS

Options may be accompanied by either general or limited stock appreciation rights. Upon exercising a stock appreciation right, a related option shall no longer be exercisable, and the option shall be considered to have been exercised to that extent for purposes of determining the number of shares available for the grant of further options. Upon exercise of a right, the holder receives the difference between the fair market value per share on the date the right is exercised and the purchase price per share at which the option is exercisable, multiplied by the number of shares with respect to which the right is being exercised. A limited right, however, may be exercised only during the period of a tender or exchange offer for the Company's shares.

AMENDMENT OR TERMINATION

The Board of Directors may amend or discontinue the Plan but no amendment or termination shall be made that would impair the rights of any holder of any option granted before the amendment or termination.

FEDERAL TAX CONSIDERATIONS

The Company has been advised by its outside counsel that the grant, exercise, and sale of options and stock under the Plan generally results in the following tax events for United States citizens under current United States Federal income tax laws.

Incentive Stock Options - A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time an incentive stock option is granted under the Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of an incentive stock option and the Company will not be entitled to any deduction in connection with that exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by the recipient before the expiration of the statutory holding periods, the recipient will be considered to have realized, as compensation taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on the disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount, since the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively.

The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, at the time of exercise of an incentive stock option, the recipient would realize income includable in alternative minimum taxable income.

Non-Qualified Stock Options - A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time a non-qualified stock option is granted under the Plan. At the time of exercise of a non-qualified stock option, the recipient would realize ordinary income, and the Company would be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 1992 STOCK OPTION
       AND STOCK APPRECIATION RIGHTS PLAN, INCLUDING THE INCREASE IN THE
                     NUMBER OF OPTIONS THAT MAY BE GRANTED.


                            SECURITIES ACT REPORTING

Section 16(a) of the Securities Exchange Act of 1934 requires the executive officers and Directors of the Company, and persons who beneficially own more than ten percent of the Company's Common Stock, to file reports of ownership of Company securities and changes of ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

Based solely on a review of the copies of reports furnished to the Company or representations of the Company's Directors and executive officers that no additional reports were required, the Company believes that during the twelve months ended December 31, 2000 the executive officers, Directors, and other persons beneficially owning more than ten percent of the Company's Common Stock complied with all applicable Section 16(a) filing requirements on a timely basis except that a Form 4 for each of Messrs. Lynaugh and Waltman was not timely filed.

                   INFORMATION CONCERNING INDEPENDENT AUDITORS

FEES BILLED BY INDEPENDENT AUDITORS

For the twelve months ended December 31, 2000, the Company's independent auditors, Ernst & Young, LLP, billed the Company an aggregate of $320,000 for services as follows:

Audit Fees - including quarterly reviews                       $138,515
All Other Fees - including tax services and audits of the
    financial statements of the Company's benefit plans         181,485
                                                           ------------
Total                                                          $320,000
                                                           ------------

REPRESENTATION AT THE MEETING

A representative of Ernst & Young, LLP is expected to be present at the Meeting. Such representative will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions.


REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

The Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held one meeting during the twelve months ended December 31, 2000.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended October 31, 2000 and for the two months ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of the Company's independent auditors.

Audit Committee

Kathleen A. Perone, Chairperson
David C. Lee
Samantha McCuen
Frank L. Schiff
Tyler T. Zachem

                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

In order for a stockholder proposal to be considered for inclusion in the Company's Proxy Materials for the 2002 Annual Meeting, it must be received by the Company's Secretary at 2 Christie Heights Street, Leonia, NJ 07605, no later than January 22, 2002.

                                  OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the Meeting other than the matters described in this Proxy Statement. If other business is properly presented for consideration at the Meeting, or any adjournment thereof, the enclosed Proxy shall be deemed to confer discretionary authority on the persons named therein to vote the shares represented by such Proxy as to such other business.

The Board of Directors would appreciate the prompt return of the enclosed Proxy, signed and dated.

                                  ANNUAL REPORT

    A COPY OF THE COMPANY'S ANNUAL REPORTS ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2000 AND THE TWO-MONTH PERIOD ENDED DECEMBER 31, 2000 WILL BE PROVIDED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT
                  2 CHRISTIE HEIGHTS STREET, LEONIA, NJ 07605.

                                  APPENDIX A
                           AUDIT COMMITTEE CHARTER OF
                               INFOCROSSING, INC.

         The Board of Directors of Infocrossing, Inc. (the "Company") has adopted this Charter to govern the operations of the Audit Committee (the "Committee") of the Company's Board of Directors. The Committee shall review and reassess the Charter at least annually. It shall report the findings of such review and reassessment to the Company's Board of Directors at least annually. At such time, the Board of Directors will determine if any modifications to this Charter are required.

ORGANIZATION OF THE AUDIT COMMITTEE

         The Committee shall be appointed by the Board of Directors and shall comprise at least three Directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise. The Company's Board of Directors shall appoint one of the members as Chairperson of the Committee.

STATEMENT OF POLICY

         The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and financial reporting process; the systems of internal accounting and financial controls; the annual independent audit of the Company's financial statements; and the legal compliance and ethic programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

         The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee, in discharging its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set overall corporate policies for quality financial reporting, sound business risk practices, and ethical behavior.

         The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

o The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's stockholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors by the Board of Directors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. The Committee shall discuss any disclosed relationships between the outside auditor and the Company and the impact of such relationships on the outside auditor's independence. The Committee shall recommend to the Board the appropriate action to oversee the independence of the outside auditor.

o Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to approval by the Board of Directors.

o The Committee shall discuss with the independent auditors the overall scope and plans for their audit including the adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the Company's accounting and financial controls, including systems to monitor and manage business risk as well as legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examination.

o The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chairperson of the Committee may represent the entire Committee for the purpose of this review.

o The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

o The Committee shall prepare the report required by the Securities and Exchange Commission to be included in the proxy statement used in connection with the annual meeting of the Company's stockholders.

o In order to fulfill its obligations hereunder, the Committee shall meet as often as it deems necessary. Such meetings may be conducted in person or via telephonic conferencing equipment. The Committee shall maintain written minutes of all meetings and provide copies of such minutes to the Company's Board of Directors.

                                   APPENDIX B
                                 FORM OF PROXY
[FRONT OF CARD]

                               INFOCROSSING, INC.
                  PROXY FOR THE ANNUAL MEETING ON JUNE 22, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Zach Lonstein and Charles F. Auster proxies, each with the power to appoint his substitute and with authority in each to act in the absence of the other, to represent and to vote all shares of stock of Infocrossing, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 2 Christie Heights Street, Leonia, New Jersey, on Friday, June 22, 2001 at 9:00AM local time, and at any adjournments thereof, (the "Meeting") as indicated on the proposals described in the Proxy Statement and all other matters properly coming before the Meeting.

                       DATED:                                             , 2001
                              --------------------------------------------

                       Signature:
                                 --------------------------------------------

                       Signature:
                                 --------------------------------------------

                       Please sign exactly as your name or names appear to the left. For joint accounts, both owners must sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.



[REVERSE OF CARD]

          A VOTE FOR ALL ITEMS IS RECOMMENDED BY THE BOARD OF DIRECTORS

1.  ELECTION OF DIRECTORS:    |_| FOR all nominees listed below (except as
                                  marked to the contrary)
                              |_| WITHHOLD AUTHORITY to vote for ALL nominees
                       Charles F. Auster, Kathleen A. Perone, Michael B. Targoff
INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name in the following space:

--------------------------------------------------------------------------------

2. PROPOSAL TO AMEND THE COMPANY'S RESTATED AND AMENDED 1992 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN TO LIMIT THE FORM OF CASHLESS EXERCISE AND TO INCREASE THE NUMBER OF SHARES FOR WHICH OPTIONS MAY BE GRANTED TO 3,100,000.

                         |_| FOR |_| AGAINST |_| ABSTAIN

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.
                                                ---

      IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

                                      B-1